Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2020 Financial Results

Reiterates Full Year 2020 Net Sales Guidance: Updates Profit Outlook for COVID-19

SECAUCUS, N.J. – May 4, 2020 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights Compared to Prior Year Period

•	Net sales of $70.1 million, an increase of 27.9%
•	Net loss of $3.6 million, compared with prior year net loss of $3.4 million
•	Adjusted EBITDA of $5.7 million, compared to $2.8 million, an increase of 106.1%[1]

“Amidst the challenges created by the COVID-19 health crisis and our capacity limitations, Freshpet’s Feed the Growth plan generated another quarter of strong, consistent growth – delivering more than 25% net sales growth for the eighth time in the last nine quarters and doubling the Adjusted EBITDA from the year ago,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “At times like this, pets provide a source of comfort, companionship and happiness to pet parents, and Freshpet continues to be an important part of more and more of those loving and nurturing relationships. Our team has worked incredibly hard throughout this crisis to enable those relationships by helping to make pets’ and pet parents’ lives better, while also taking care of our team members, our families and the communities we serve.”

First Quarter 2020

First quarter of 2020 net sales increased 27.9% to $70.1 million compared to $54.8 million for the first quarter of 2019. Net sales for the first quarter of 2020 were driven by velocity, innovation, and distribution gains.

Gross profit was $31.8 million, or 45.4% as a percentage of net sales, for the first quarter of 2020, compared to $25.9 million, or 47.3% as a percentage of net sales, in the same period last year. For the first quarter 2020, Adjusted Gross Profit was $34.7 million, or 49.5% as a percentage of net sales, compared to $27.6 million, or 50.4% as a percentage of net sales, in the prior year period. The decrease in Gross Profit and Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing costs, and the related costs of converting the Company’s fourth manufacturing line to a seven-day production, partially offset by higher sales price realization and a shift in sales mix.  Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $34.7 million for the first quarter of 2020 compared to $29.2 million in the prior year period. As a percentage of net sales, SG&A decreased to 49.5% for the first quarter of 2020 compared to 53.4% in the first quarter of 2019. Adjusted SG&A for the first quarter of 2020 was $28.9 million, or 41.3% as a percentage of net sales, compared to $24.9 million, or 45.4% as a percentage of net sales, in the prior year period. The decrease in SG&A and Adjusted SG&A as a percentage of net sales was a result of increased expense and media

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $3.6 million for the first quarter of 2020 compared to net loss of $3.4 million for the prior year period. The slight increase in net loss was due to increased SG&A , offset by increased gross profit, which were driven by the factors discussed above.

Adjusted EBITDA was $5.7 million, or 8.2% as a percentage of net sales, for the first quarter of 2020, compared to $2.8 million, or 5.1% as a percentage of net sales, in the first quarter of 2019. The increase in adjusted EBITDA was a result of increased gross profit and increased leverage of SG&A, which were driven by the factors discussed above. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Cash and Net Debt

As of March 31, 2020, the Company had cash and cash equivalents of $149.5 million and short-term certificates of deposits of $20.0 million.  During the quarter the Company raised $252.1 million in proceeds from common shares issued in a primary offering, net of issuance costs, and paid the outstanding balance of its credit facilities.

In April 2020, the Company amended and restated its credit facility, entering into a$165.0 million senior credit facility (the “New Credit Facility”). This New Credit Facility includes a $130.0 million delayed draw term loan facility and a $35.0 million revolving loan facility that replaces the Company’s prior $55.0 million delayed draw term loan facility and $35.0 million revolving loan facility. The New Credit Facility will mature on April 17, 2025.

Outlook

For full year 2020, the Company reiterated its net sales guidance and updated its Adjusted EBITDA guidance to reflect approximately $4.0 million of strategic activities that leverage Freshpet’s core strengths in the current operating environment including incremental second half of 2020 advertising designed to leverage Freshpet’s highly relevant message, increased pet adoptions and incremental capacity along with lower media rates; new e-commerce initiatives designed to capitalize on consumer’s increased purchasing behavior online; and strengthened retail coverage to help improve store conditions subsequent to the buying surge that occurred in March.

The Company also expects to incur additional costs related to COVID-19 which will be added back to the Company’s Net Income to Adjusted EBITDA reconciliation as removing these costs reflects how the Company views the business results on a consistent basis. These costs include but are not limited to costs incurred to protect the health and safety of its employees, temporary increased compensation to ensure continued operation during the pandemic, and costs related to potential supply chain disruptions.

As a result of the strategic initiatives the Company expects the following results compared to the prior year:

•	To exceed net sales of $310 million, an increase greater than 26% from 2019

•	To exceed Adjusted EBITDA of $44 million, an increase greater than 50% from 2019

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. Please visit the “Investors” section of Freshpet’s website at www.freshpet.com to access the live webcast and presentation. The webcast will be available in listen-only mode and will be archived online through May 18, 2020.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA
•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before non-cash depreciation expense, plant start-up expense, COVID-19 expenses and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to equity offerings, loss on disposal of equipment and Enterprise Resource Planning (“ERP”) expense.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start up expense, COVID-19 expenses and ERP expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$149,486,159	$9,471,676
Short-term investments	20,000,000	—
Accounts receivable, net of allowance for doubtful accounts	20,295,397	18,580,840
Inventories, net	16,005,370	12,542,269
Prepaid expenses	2,998,336	3,275,992
Other current assets	10,720,781	10,452,990
Total Current Assets	219,506,043	54,323,767
Property, plant and equipment, net	195,607,774	165,287,597
Deposits on equipment	4,298,520	3,600,931
Operating lease right of use assets	8,846,194	9,154,234
Other assets	3,708,158	3,759,058
Total Assets	$431,966,689	$236,125,587
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,420,592	$18,667,729
Accrued expenses	20,440,468	22,132,928
Current operating lease liabilities	1,241,168	1,185,058
Total Current Liabilities	$42,102,228	$41,985,715
Long term debt	—	54,466,099
Long term operating lease liabilities	8,069,160	8,409,252
Total Liabilities	$50,171,388	$104,861,066
STOCKHOLDERS' EQUITY:
Common stock	40,271	36,162
Additional paid-in capital	588,357,121	334,299,172
Accumulated deficit	(206,325,650)	(202,735,417)
Accumulated other comprehensive income	(20,215)	(79,170)
Treasury stock, at cost — 14,169 shares on March 31, 2020 and on December 31, 2019	(256,226)	(256,226)
Total Stockholders' Equity	381,795,301	131,264,521
Total Liabilities and Stockholders' Equity	$431,966,689	$236,125,587

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended
	March 31,
	2020	2019

NET SALES	$70,097,805	$54,792,202
COST OF GOODS SOLD	38,308,179	28,877,221
GROSS PROFIT	31,789,626	25,914,981
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	34,675,943	29,232,250
LOSS FROM OPERATIONS	(2,886,317)	(3,317,269)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	21,518	17,295
Interest Expense	(703,834)	(102,776)
	(682,316)	(85,481)
LOSS BEFORE INCOME TAXES	(3,568,633)	(3,402,750)
INCOME TAX EXPENSE	21,600	19,250
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,590,233)	$(3,422,000)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$58,955	91,047
TOTAL OTHER COMPREHENSIVE INCOME	58,955	91,047
TOTAL COMPREHENSIVE INCOME LOSS	$(3,531,278)	$(3,330,953)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.10)	$(0.10)
-DILUTED	$(0.10)	$(0.10)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	37,443,758	35,668,323
-DILUTED	37,443,758	35,668,323

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,590,233)	$(3,422,000)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	90,712	28,778
Loss on disposal of equipment	1,662	8,028
Share-based compensation	2,178,214	1,200,336
Inventory obsolescence	117,937	10,238
Depreciation and amortization	4,453,031	3,720,091
Amortization of deferred financing costs and loan discount	625,299	28,775
Changes in operating assets and liabilities:
Accounts receivable	(1,805,269)	(5,010,252)
Inventories	(3,581,038)	(1,802,222)
Prepaid expenses and other current assets	9,865	(929,849)
Operating lease right of use	308,040	241,785
Other assets	11,786	(36,010)
Accounts payable	655,688	2,555,681
Accrued expenses	(1,692,460)	(832,986)
Other lease liabilities	(283,982)	(217,469)
Net cash flows used in operating activities	(2,500,748)	(4,457,076)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(20,000,000)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(34,237,980)	(10,453,923)
Net cash flows used in investing activities	(54,237,980)	(10,453,923)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	252,062,254	—
Proceeds from exercise of options to purchase common stock	402,556	1,791,668
Tax withholdings related to net shares settlements of restricted stock units	(644,599)	(673,774)
Proceeds from borrowings under Credit Facilities	20,933,000	10,000,000
Repayment of borrowings under Credit Facilities	(76,000,000)	—
Net cash flows provided by financing activities	196,753,211	11,117,894
NET CHANGE IN CASH AND CASH EQUIVALENTS	140,014,483	(3,793,105)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,471,676	7,554,388
CASH AND CASH EQUIVALENTS, END OF PERIOD	$149,486,159	$3,761,283

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,
	2020	2019
	(Dollars in thousands)
Gross Profit	$31,790	$25,915
Depreciation expense (a)	1,744	1,566
Plant start-up expense (b)	467	—
Non-cash share-based compensation (c)	449	148
COVID-19 expense (d)	217	—
Adjusted Gross Profit	$34,667	$27,629
Adjusted Gross Profit as a % of Net Sales	49.5%	50.4%

(a)	Represents depreciation and amortization expense included in cost of goods sold.
(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents non-cash share-based compensation expense included in cost of goods sold.
(d)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended
	March 31,
	2020	2019
	(Dollars in thousands)
SG&A expenses	$34,676	$29,232
Depreciation and amortization expense (a)	2,709	2,154
Non-cash share-based compensation (b)	1,729	1,052
Launch expense (c)	957	1,123
Loss on disposal of equipment	2	—
Equity offering expenses (d)	58	34
Enterprise Resource Planning (e)	273	—
Adjusted SG&A Expenses	$28,948	$24,869
Adjusted SG&A Expenses as a % of Net Sales	41.3%	45.4%

(a)   Represents depreciation and amortization expense included in SG&A.

(b)    Represents non-cash share-based compensation expense included in SG&A.

(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with the public offerings of our common stock.
(e)	Represents fees associated with due diligence of new Enterprise Resource Planning software.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2020	2019
	(Dollars in thousands)
Net loss	$(3,590)	$(3,422)
Depreciation and amortization	4,453	3,720
Interest expense	704	103
Income tax expense	22	19
EBITDA	$1,589	$420
Loss on disposal of equipment	2	8
Non-cash share-based compensation	2,178	1,200
Launch expense (a)	957	1,123
Plant start-up expenses (b)	467	—
Equity offering expenses (c)	58	34
Enterprise Resource Planning (d)	273	—
COVID-19 expense (e)	217	—
Adjusted EBITDA	$5,741	$2,785
Adjusted EBITDA as a % of Net Sales	8.2%	5.1%

(a)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents fees associated with due diligence of new Enterprise Resource Planning software.
(e)

Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic.